UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):  February 28, 2014

SUPREME INDUSTRIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-8183	75-1670945
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

P.O. Box 237

2581 E. Kercher Road

Goshen, Indiana 46528

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  (574) 642-3070

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On February 28, 2014, Supreme Corporation (the “Company”), a wholly-owned subsidiary of Supreme Industries, Inc., entered into an Asset Purchase Agreement (the “Agreement”) for the sale of certain assets of the Company’s shuttle bus division to Forest River Manufacturing, LLC.

Pursuant to the terms of the Agreement and upon satisfaction of the closing conditions, the Company has agreed to sell to Forest River: machinery and equipment; raw materials aged less than two years; intangible assets consisting of the StarTrans trademark, engineering drawings, bills of materials, customer lists, customer purchasing histories, price lists, distribution lists, supplier lists, production data, and quality control records, and procedures related to the shuttle bus business; new and untitled Ford and GM cutaway chassis; finished goods; stock, used, and demonstrator vehicles; and all open purchase orders and unexpired governmental and municipal bid contracts.

As the Company will continue to operate the business for a period of time following the Agreement to finish certain orders, an inventory will be taken prior to the closing of the transaction in order to account for materials usage and determine the purchase price in accordance with the terms of the Agreement.  Forest River will receive two credits against the purchase price, a $640,000 credit in consideration of its taking on all warranty obligations, except epidemic structural defects, relating to the Company’s products, plus an additional $50,000 credit.  Closing is to occur on the later of March 29, 2014 or the second business day after all closing conditions are met, or on another date agreed to by the parties. Net proceeds from the sale of assets are estimated to be approximately $7 million dependent upon sales of buses prior to close.

The Agreement contains a five year period wherein the Company will not compete in the shuttle bus business, with the exception that this in no way applies to the Company’s trolley bus division.

The Agreement also contains a termination fee of $500,000 in the event either party, under specified circumstances, refuses to consummate the closure of the transaction.

The foregoing description of the Asset Purchase Agreement is qualified in its entirety by reference to the complete terms and conditions of the Asset Purchase Agreement which is filed as Exhibit 2(a) to this report and incorporated herein by reference.

Other than historical facts contained herein, the matters set forth in this report are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act, as amended, and reflect the view of management with respect to future events. When used in this report, words such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan” and similar expressions, as they relate to Supreme Industries, Inc., its subsidiaries, or their plans or operations, identify forward-looking statements. Such forward-looking statements are based on assumptions made by, and information currently available to, management. Although management believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that the expectations reflected in such forward-looking statements are reasonable, and it can give no assurance that such expectations will prove to be correct.  Important factors that could cause actual results to differ materially from such expectations include, without limitation, that the sale is not completed in accordance with the terms of the Agreement or the net proceeds are significantly less than $7 million. The forward-looking statements contained herein reflect the current view of management with respect to future events and are subject to those factors and other risks, uncertainties and assumptions. Supreme assumes no obligation to update the forward-looking statements or to update the reasons actual results could differ from those contemplated by such forward-looking statements.

Item 9.01                                           Financial Statements and Exhibits.

(d)                       Exhibits.

Exhibit No.	Exhibit Description

2(a)

Asset Purchase Agreement of February 28, 2014 between Supreme Corporation and Forest River Manufacturing, LLC (The exhibits have been omitted from this filing. A list of exhibits is contained in the Asset Purchase Agreement and the exhibits are available to the Securities and Exchange Commission upon request).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUPREME INDUSTRIES, INC.

Date: March 6, 2014	By:	/s/ Mark D. Weber
Mark D. Weber
Chief Executive Officer,

EXHIBIT INDEX

Exhibit No.	Description

2(a)

Asset Purchase Agreement of February 28, 2014 between Supreme Corporation and Forest River Manufacturing, LLC (The exhibits have been omitted from this filing. A list of exhibits is contained in the Asset Purchase Agreement and the exhibits are available to the Securities and Exchange Commission upon request).